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                                                                    EXHIBIT 10.l
                                PROMISSORY NOTE
                                (NON-NEGOTIABLE)


$5,000,000                                                          May 31, 1995


     FOR VALUE RECEIVED, the undersigned, HOSPITAL COST CONSULTANTS, INC., a California corporation ("Borrower"), hereby unconditionally promises to pay to FIRST FINANCIAL MANAGEMENT CORPORATION, a Georgia corporation ("Lender"), at Lender's office located at 3 Corporate Square, Suite 700, Atlanta, Georgia 30329, or at such other place as Lender of this Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of FIVE MILLION DOLLARS ($5,000,000), together with interest thereon as provided herein.

     The principal amount hereof shall be due and payable in full on August 31, 1995 (the "Initial Maturity Date"); provided, however, that Borrower may extend the maturity hereof until December 29, 1995 (the "Extended Maturity Date") by delivering written notice of such extension to Lender not less than five (5) days prior to the Initial Maturity Date. As a condition to such extension, no Event of Default (as defined below) shall have occurred and been continuing as of the effective date of such extension.

     Borrower unconditionally promises to pay interest on the outstanding unpaid principal amount hereof at the following rates:

          (a) from the date hereof to, but not including, the Initial Maturity Date, the outstanding unpaid principal amount hereof shall bear interest at the rate per annum equal to LIBOR (as hereinafter defined) as in effect on the date hereof, plus four percent (4%);

          (b) from the Initial Maturity Date to, but not including, the Extended Maturity Date, the outstanding unpaid principal amount hereof shall bear interest at the rate per annum equal to LIBOR as in effect on the Initial Maturity Date, plus six percent (6%).

     Interest shall be due and payable on the last day of each of the periods described in clauses (a) and (b) above, on the date of any partial prepayment of the principal amount hereof and on the date of payment of this Note in full (whether at maturity or by reason of prepayment in full or acceleration of the principal amount hereof. Interest shall be computed on the daily outstanding principal amount hereof on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues.

     As used herein, "LIBOR," as of any date of determination thereof, means the rate published in the "MONEY RATES" column of The Wall Street Journal on such date of determination (or if The Wall Street Journal is not published on such date, then on the most recent date preceding such date of determination that The Wall Street Journal is published) as the average

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of interbank offered rates for three month dollar deposits in the London market based on quotations at five major banks, regardless of the stated effective date thereof. In the event that The Wall Street Journal ceases to be published, then Lender, by written notice to Borrower, shall specify an alternate, comparable source for LIBOR.

     Nothing contained in this Note shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate permitted by any applicable law. In the event that any rate of interest required to be paid under this Note exceeds the maximum rate permitted by applicable law, such rate shall automatically be reduced to the maximum rate permitted by such law and any excess previously collected by Lender shall be, at Lender's option, either applied to principal or returned to Borrower.

     Payment of this Note is secured pursuant to the terms of that certain Accounts Security Agreement of even date herewith between Borrower and Lender (the "Security Agreement") and is guaranteed pursuant to the terms of that certain Corporate Guaranty of even date herewith (the "Guaranty"), executed by C.I.S. Technologies, Inc. ("C.I.S.") in favor of Lender, which Guaranty is secured pursuant to the terms of that certain Pledge Agreement of even date herewith (the "Pledge Agreement"), between C.I.S. and Lender.

     Borrower may prepay the principal amount of this Note, in whole or in part, at any time without penalty or premium. Upon any such prepayment, Borrower shall pay all accrued but unpaid interest on the principal amount prepaid.

     The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

(a) Borrower fails to pay any principal of or interest on this Note within five (5) days after the due date thereof;

          (b) Borrower fails to observe or perform any covenant or agreement contained in this Note or in the Security Agreement, or C.I.S. fails to observe or perform any covenant or agreement contained in that certain Stock Purchase and Sale Agreement dated May 11, 1995 (the "Purchase Agreement"), between Lender, MicroBilt Corporation and C.I.S., or in the Guaranty or the Pledge Agreement and such default continues for thirty (30) days after written notice from Lender;

          (c) Any representation or warranty of Borrower in the Security Agreement or of C.I.S. in the Purchase Agreement, the Guaranty or the Pledge Agreement is inaccurate in any material respect as of the date made;

          (d) Borrower or C.I.S. ceases to conduct its business as a going concern;

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          (e) A final judgment (after the expiration of all times to appeal therefrom) for the payment of money in excess of $50,000 in the aggregate not fully covered by insurance is entered against Borrower or C.I.S. or a warrant of execution or similar process is issued or levied against Borrower's or C.I.S.'s property, and within thirty (30) days thereafter, such judgment, warrant or process shall not have been paid in full;

          (f) A default shall occur under any other agreement, document or instrument to which Borrower or C.I.S. is a party or by which Borrower or C.I.S. or its property is bound, and such default (i) involves the failure to make any payment (whether of principal, interest or otherwise) due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any indebtedness of Borrower or C.I.S. in an aggregate amount exceeding $100,000, except for payments lawfully withheld by Borrower or C.I.S., as the case may be, as a setoff in connection with a good faith dispute between Borrower or C.I.S., as the case may be, and the holder of such indebtedness, or (ii) causes (or permits any holder of such indebtedness or a trustee to cause) such indebtedness, or a portion thereof in an aggregate amount exceeding $100,000, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment;

          (g) Borrower or C.I.S. commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due, or takes any corporate action to authorize any of the foregoing;

          (h) Any involuntary case or other proceeding is commenced against Borrower or C.I.S. seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of sixty (60) days; or an order for relief is entered against Borrower or C.I.S. under the federal bankruptcy laws as now or hereafter in effect.

     Upon the occurrence of an Event of Default, Lender may declare the entire outstanding principal and interest evidenced by this Note immediately due and payable and may pursue any and all actions to collect and enforce the collection of such amounts; provided that upon the occurrence of an Event of Default described in clause (g) or (h) above, the entire outstanding principal and interest evidenced by this Note automatically shall become immediately due and payable without any notice or other action whatsoever by Lender. The rights and remedies of

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Lender are cumulative and not exclusive of any other right or remedy which such holder may have by contract or at law or in equity.

     No delay or failure on the part of Lender in the exercise of any right, power or privilege granted under this Note or otherwise available by agreement, at law or in equity, shall impair any right, power or privilege or be construed as a waiver of any default or any acquiescence therein.

     Borrower hereby waives demand, presentment, protest, notice of demand, dishonor, presentment, protest, nonpayment and all other notices in connection with this Note.

     If this Note is collected by or through an attorney-at-law, all costs of collection, including reasonable attorneys' fees, shall be payable by the Borrower.

     This Note shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of New York.

     Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

     Whenever in this Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of such successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

     WITNESS the hand and seal of the undersigned, as of the date first above written.

                                              HOSPITAL COST CONSULTANTS, INC.

                                              By:     /s/ Phillip D. Kurtz
                                                  ---------------------------
                                              Title:      Vice President
                                                     ------------------------
                                              Attest: /s/ Kellie J. Watts
                                                     ------------------------
                                              Title:      Secretary
                                                     ------------------------

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